EXHIBIT 9(a)

                       TRANSFER AGENCY SERVICES AGREEMENT

         THIS AGREEMENT is made as of July 1, 1996 by and between HARRIS TRUST AND SAVINGS BANK, an Illinois corporation ("Harris"), and THE HARRIS INSIGHT FUNDS, INC., a Maryland corporation (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain Harris to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and Harris wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       DEFINITIONS. AS USED IN THIS AGREEMENT:

                  (a) "1933 Act" means the Securities Act of 1933, as amended.

                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by Harris. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                  (d) "CEA" means the Commodities Exchange Act, as amended.

                  (e) "Oral Instructions" mean oral instructions received by Harris from an Authorized Person or from a person reasonably believed by Harris to be an Authorized Person.

                  (f) "SEC" means the Securities and Exchange Commission.

                  (g) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                  (h) "Shares" mean the shares of common stock of any series or class of the Fund.

                  (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by Harris. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Fund hereby appoints Harris to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. Harris accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide Harris with the following:

                           (a) Certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of Harris or its affiliates to provide services to the Fund and approving this Agreement;






                           (b) A copy of the Fund's most recent effective registration statement;

                           (c) A copy of the advisory agreement with respect to each investment Portfolio of the Fund (each, a Portfolio);

                           (d) A copy of the distribution agreement with respect to each class of Shares of the Fund;

                           (e) A copy of each Portfolio's administration agreements if Harris is not providing the Portfolio with such services;

                           (f)        Copies   of  any   shareholder   servicing
                                      agreements made in respect of the Fund or a Portfolio; and

                           (g) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

         4. COMPLIANCE WITH RULES AND REGULATIONS. Harris undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Harris hereunder. Except as specifically set forth herein, Harris assumes no responsibility for such compliance by the Fund or any of its investment portfolios.

         5.       INSTRUCTIONS.

                  (a) Unless otherwise provided in this Agreement, Harris shall act only upon Oral Instructions and Written Instructions.

                  (b)  Harris   shall  be   entitled   to  rely  upon  any  Oral
Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by Harris to be an Authorized Person) pursuant to this Agreement. Harris may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until Harris receives Written Instructions to the contrary.

                  (c) The Fund agrees to forward to Harris Written Instructions confirming Oral Instructions so that Harris receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Harris shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, Harris shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that Harris's actions comply with the other provisions of this Agreement.

         6.       RIGHT TO RECEIVE ADVICE.

                  (a) Advice of the Fund. If Harris is in doubt as to any action it should or should not take, Harris may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If Harris shall be in doubt as to any question of law pertaining to any action it should or should not take, Harris may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or Harris, at the option of Harris).





                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions Harris receives from the Fund, and the advice it receives from counsel, Harris may rely upon and follow the advice of counsel. In the event Harris so relies on the advice of counsel, Harris remains liable for any action or omission on the part of Harris which constitutes willful misfeasance, bad faith, negligence or reckless disregard by Harris of any duties, obligations or responsibilities set forth in this Agreement.

                  (d) Protection of Harris. Harris shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which Harris believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon Harris (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of another provision of this Agreement, the same is a condition of Harris's properly taking or not taking such action. Nothing in this subsection shall excuse Harris when an action or omission on the part of Harris constitutes willful misfeasance, bad faith, negligence or reckless disregard by Harris of any duties, obligations or responsibilities set forth in this Agreement.

         7. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of




Harris, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during Harris's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Harris to the Fund or to an Authorized Person, at the Fund's expense.

         8. CONFIDENTIALITY. Harris agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where Harris may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

         9. COOPERATION WITH ACCOUNTANTS. Harris shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. Harris shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. In the event of equipment failures, Harris shall, at no additional expense to the Fund, exercise its best efforts in good faith to minimize service interruptions. Harris shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by Harris's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for services rendered by Harris during the term of this Agreement, the Fund will pay to Harris a fee or fees as may be agreed to from time to time in writing by the Fund and Harris.

         12. INDEMNIFICATION. The Fund agrees to indemnify and hold harmless Harris from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which Harris takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Harris shall not, however, be indemnified against any liability (or any expenses incident to such liability) arising out of Harris's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

         13.      RESPONSIBILITY OF HARRIS.

                  (a) Harris shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by Harris in writing. Harris shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. Harris shall be liable for any damages arising out of Harris's failure to perform its duties under this Agreement to the extent such damages arise out of Harris's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) Harris, shall not be liable for losses beyond its control, provided that Harris has acted in accordance with the standard of care set forth above; and (ii) Harris shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Harris reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond Harris's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything in this Agreement to the contrary, Harris shall not be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of Harris's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by Harris or its affiliates.

         14.      DESCRIPTION OF SERVICES.





                  (a)      Services Provided on an Ongoing Basis, If Applicable.

                           (i)          Furnish   state-by-state    registration
                                        reports to the Fund;

                           (ii)         Calculate   sales   load,   if  any,  or
                                        compensation payment, if applicable, and provide such information to the Fund;

                           (iii) Calculate dealer commissions, if any, for the Fund, if applicable;

                           (iv)         Calculate 12b-1 payments;

                           (v)          Maintain       proper        shareholder
                                        registrations;

                           (vi) Review new applications and correspond with shareholders to complete or correct information;

                           (vii) Direct payment processing of checks or wires;

                           (viii) Prepare and certify stockholder lists in conjunction with proxy solicitations;

                           (ix)         Countersign share certificates;

                           (x)          Prepare   and   mail   to   shareholders
                                        confirmation of activity;

                           (xi)         Provide   toll-free   lines  for  direct
                                        shareholder use, plus customer liaison staff for on-line inquiry response;

                           (xii) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with Harris;

                           (xiii) Provide periodic shareholder lists and statistics to the clients;






                           (xiv)        Provide      detailed      data      for
                                        underwriter/broker confirmations;

                           (xv) Prepare periodic mailing of year-end tax and statement information;

                           (xvi) Notify on a timely basis the administrator, investment adviser, accounting agent, and custodian of fund activity; and

                           (xvii)       Perform       other        participating
                                        broker-dealer shareholder services as may be agreed upon from time to time.

                  (b) Services Provided by Harris Under Oral Instructions or Written Instructions.

                           (i) Accept and post daily Fund purchases and redemptions;

                           (ii) Accept, post and perform shareholder transfers and exchanges;

                           (iii)        Pay dividends and other distributions;

                           (iv)         Solicit and tabulate proxies; and

                           (v)          Issue  and  cancel   certificates  (when
                                        requested     in    writing    by    the
                                        shareholder).

                  (c) Purchase of Shares. Harris shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

                           (i)          A purchase order;

                           (ii)         Proper   information   to   establish  a
                                        shareholder account; and

                           (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.






                  (d) Redemption of Shares. Harris shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Directors. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides Harris with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                           (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

                           (ii) Transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

When a broker-dealer notifies Harris of a redemption desired by a customer, and the Custodian provides Harris with funds, Harris shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

                  (e) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Directors authorizing the declaration and payment of dividends and distributions, Harris shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. Harris shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation.

                  Harris shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

                  (f)      Shareholder Account Services.

                           (i) Harris may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                           -            Any pre-authorized check plan; and

                           - Direct purchases through broker wire orders, checks and applications.

                           (ii) Harris may arrange, in accordance with the prospectus, for a shareholder's:

                           - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

                           - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or

                           - Redemption of Shares from an account with a checkwriting privilege.

                  (g)  Communications  to  Shareholders.   Upon  timely  Written
Instructions,   Harris  shall  mail  all  communications  by  the  Fund  to  its shareholders, including:

                           (i)          Reports to shareholders;

                           (ii) Confirmations of purchases and sales of Fund shares;






                           (iii)        Monthly or quarterly statements;

                           (iv)         Dividend and distribution notices;

                           (v)          Proxy material; and

                           (vi)         Tax form information.

                   In addition, Harris will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

                  (h) Records. Harris shall maintain records of the accounts for each shareholder showing the following information:

                           (i)          Name,  address  and  United  States  Tax
                                        Identification    or   Social   Security
                                        number;

                           (ii)         Number  and  class  of  Shares  held and
                                        number  and  class of  Shares  for which
                                        certificates,  if any, have been issued,
                                        including    certificate   numbers   and
                                        denominations;

                           (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                           (iv) Any stop or restraining order placed against a shareholder's account;

                           (v)          Any   correspondence   relating  to  the
                                        current maintenance of a shareholder's account;

                           (vi)         Information      with     respect     to
                                        withholdings; and

                           (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

                  (i) Lost or Stolen Certificates. Harris shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                  (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by Harris; and

                  (ii) Completion of a release and indemnification agreement signed by the shareholder to protect Harris and its affiliates.

                  (j) Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, Harris will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless Harris has acted contrary to the Fund's instructions, the Fund agrees to and does hereby, release Harris from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

                  (k) Withdrawal of Shares and Cancellation of Certificates.

                  Upon receipt of Written Instructions, Harris shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

                  (l) In providing for any or all of the services in section 14 hereof, and in satisfaction or its obligations to provide such services, Harris may enter into agreements with one or more other persons to provide such services to the Fund, provided that any such agreement shall have been approved by the Board of Directors of the Fund and provided further that Harris shall be as fully responsible to the Funds for the acts and omissions of any such service providers as it would be for its own acts or omissions hereunder.







         15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by Harris on sixty (60) days' prior written notice to the other party.

         16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to Harris, at 111 West Monroe Street, Chicago, IL 60690; (b) if to the Fund, at One Exchange Place, Tenth Floor, Boston, Massachusetts 02109 or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. DELEGATION; ASSIGNMENT. Subject to approval by the Fund's Board of Directors, Harris may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Harris Bankcorp, Inc., provided that (i) Harris gives the Fund sixty (60) days' prior written notice; (ii) the delegate (or assignee) agrees with the Fund and Harris to comply with all relevant provisions of the 1940 Act; (iii) Harris remains responsible for the performance of its duties hereunder by such delegate (or assignee); (iv) the delegate (or assignee)





possesses expertise comparable to or greater than that of Harris in providing the services required hereunder; and (v) Harris and such delegate (or assignee) promptly provide such information as the Fund or Harris may request, and respond to such questions as the Fund or Harris may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21.      MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.





                  (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             HARRIS TRUST AND SAVINGS BANK

                                             By:    /s/ Peter P. Capaccio
                                                    ---------------------------
                                             Title: Senior Vice President
                                                    ---------------------------

                                             THE HARRIS INSIGHT FUNDS, INC.

                                             By:    /s/ Richard W. Ingram
                                                    ---------------------------
                                             Title: President
                                                    ---------------------------




                                    EXHIBIT A
                                    ---------

         THIS EXHIBIT A, dated as of July 1, 1996, is Exhibit A to that certain Transfer Agency Services Agreement dated as of July 1, 1996 between Harris Trust and Savings Bank and The Harris Insight Funds, Inc..


                                   PORTFOLIOS
                                   ----------


                                Money Market Fund
                          Government Money Market Fund
                          Tax Exempt Money Market Fund
                                   Equity Fund
                          Short Intermediate Bond Fund
                           Convertible Securities Fund
                                 Hemisphere Fund





                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                     SIGNATURE

Peter P. Capaccio                               /s/ Peter P. Cappacio
                                                ---------------------
Lynn M. Gannon                                  /s/ Lynn M. Gannon
                                                ------------------
Ishwar D. Gupta                                 /s/ Ishwar D. Gutpa
                                                -------------------
Donald G. Coxe                                  /s/ Donald G. Coxe
                                                ------------------
Thomas M. Corkill                               /s/ Thomas M. Corkill
                                                ---------------------
James E. Depies                                 /s/ James E. Depies
                                                -------------------
William O. Leszinske                            /s/ William O. Leszinske
                                                ------------------------
Douglas G. Madigan                              /s/ Douglas G. Madigan
                                                ----------------------
Daniel L. Sido                                  /s/ Daniel L. Sido
                                                ------------------
Laura D. Alter                                  /s/ Laura D. Alter
                                                ------------------
Kathleen Bramlage                               /s/ Kathleen Bramlage
                                                ---------------------
Fred Duda                                       /s/ Fred Duda
                                                -------------
Randall T. Royther                              /s/ Randall T. Royther
                                                ----------------------
Maureen Svagera                                 /s/ Maureen Svagera
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